Exhibit 5.1



                         CALLISTER NEBEKER & McCULLOUGH

                           A Professional Corporation

                          Gateway Tower East Suite 900

                              10 East South Temple

                           Salt Lake City, Utah 84133

                                 (801) 530-7300





                                3 December 1998



Zions Bancorporation
One South Main, Suite 1380
Salt Lake City, Utah 84111

       Re: Registration and Issuance of Zions Bancorporation Common Stock Issuable under Certain Stock Option Plans

Ladies and Gentlemen:

        This  Firm  has  acted  as  counsel  to  Zions  Bancorporation,  a  Utah corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 of the Company (the "Registration Statement") being filed today with the Securities and Exchange Commission (the
"Commission"). The Registration Statement relates to the issuance of up to 730,963 common shares (the "Shares") of the Company, no par value (the "Common Shares"), pursuant to the following stock option plans (collectively the "Plans"):


    Aspen Bancshares, Inc. 1993 Non-Qualified Stock Option Plan For Directors

             Aspen Bancshares, Inc. 1990 Incentive Stock Option Plan

    Vectra Banking Corporation Employees' Equity Incentive Stock Option Plan

      Vectra Banking Corporation Non-Employee Directors' Stock Option Plan


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         Vectra Banking Corporation 1989 Non-Statutory Stock Option Plan

     Second Amended and Restated 1988 Stock Option Plan of FP Bancorp, Inc.

         SBT Bankshares, Inc. 1995 Non-Qualified Stock Option Agreement

      The Commerce Bancorporation 1995 Restated Incentive Compensation Plan

               The Commerce Bancorporation 1987 Stock Option Plan

       This  opinion  is  being   furnished  to  you  in  accordance   with  the
requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "1933 Act").

       In connection with this opinion, we have examined and are familiar with the original, or copies identified to our satisfaction, of the following: (i) the Registration Statement, (ii) each of the Plans, (iii) the Restated Articles of Incorporation of the Company, as amended, and the Restated Bylaws of the Company, as amended, each as currently in effect, (iv) a specimen certificate representing the Common Shares, and (v) certain resolutions adopted by the applicable Board of Directors of the Company and its affiliates, relating to, among other things, the execution and delivery of the Plans, the issuance of the Shares and the filing of the Registration Statement and related matters.

       In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural person, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations there under and have also assumed the due authorization by all requisite actions, corporate or other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, its affiliates and others.

       Members of this Firm are admitted to the Bar of the State of Utah and we express no opinion as to the laws of any other jurisdiction.

       Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized for issuance by requisite corporate action by the Company, and, when and if issued, delivered and paid for in accordance with the terms and conditions of the Plans, will be validly issued,fully paid and nonassessable. In rendering this opinion, we have assumed that:

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       (1)        the outstanding options to purchase Shares are duly granted;

       (2) the certificates representing the Shares will conform to the form of specimen examined by us and such certificates are duly executed and delivered by the Company;

       (3) the Company maintains an adequate number of authorized but unissued shares or treasury shares available for issuance to those person granted Shares under the Plans; and

       (4) the consideration for the Shares issued pursuant to the Plans is actually received by the Company as provided in the Plans or agreements executed in connection with the Plans.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement ;and to the reference to us under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.



                                                Very truly yours,



                                                CALLISTER NEBEKER & McCULLOUGH
                                                A Professional Corporation




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